Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of June 30, 2014, is made and entered into by and among each of Quinpario Acquisition Corp., a Delaware corporation (the “Company”), JPHI Holdings Inc., a Delaware corporation and a subsidiary of the Company (“Buyer Holdco”), and the other undersigned parties listed under Holders on the signature page hereto and Permitted Transferee who hereafter becomes a party to this Agreement pursuant to Section 3.1 of this Agreement (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company, Buyer Holdco, Jason Partners Holdings Inc. and Jason Partners Holdings LLC have entered into that certain Stock Purchase Agreement (as such agreement may be amended or otherwise modified from time to time, the “Stock Purchase Agreement”), dated as of March 16, 2014;

WHEREAS, pursuant to Section 2.1 of the Stock Purchase Agreement, the Holders were issued 3,485,557 shares in the aggregate (collectively, the “Shares”) of Buyer Holdco’s Common Stock, $.0001 par value per share (the “Buyer Holdco Common Stock”);

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which, among other things, the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

1.1.1 “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

1.1.2 “Affiliate” shall mean, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

1.1.3 “Agreement” shall have the meaning given in the Preamble.

1.1.4 “Alternative Issuance” shall have the meaning given in subsection 4.2.1.

1.1.5 “Approved Sale” shall have the meaning given in subsection 3.2.2.

1.1.6 “Board” shall mean the Board of Directors of the Company.

1.1.7 “Business Combination” shall have the meaning given in subsection 4.2.1.

1.1.8 “Buyer Holdco” shall have the meaning given in the Preamble.

1.1.9 “Buyer Holdco Board” shall mean the Board of Directors of Buyer Holdco.

1.1.10 “Buyer Holdco Common Stock” shall have the meaning given in the Recitals hereto.

1.1.11 “Buyer Holdco Liquidity Event” shall mean any transaction or series of related transactions whereby (a) any Person has become (whether by merger, consolidation, share exchange, sale or transfer of capital stock) after the date hereof the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the capital stock of Buyer Holdco representing greater than 50% of the outstanding voting power of Buyer Holdco or (b) any Person has acquired all, or substantially all, of the assets of Buyer Holdco and its Subsidiaries determined on a consolidated basis.

1.1.12 “Commission” shall mean the Securities and Exchange Commission.

1.1.13 “Common Stock” shall mean the common stock of the Company.

1.1.14 “Company” shall have the meaning given in the Preamble.

1.1.15 “Company Liquidity Event” shall mean any transaction or series of related transactions whereby (a) any Person has become (whether by merger, consolidation, share exchange, sale or transfer of capital stock) the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the capital stock of the Company representing greater than 50% of the outstanding voting power of the Company or (b) any Person has acquired all, or substantially all, of the assets of the Company and its Subsidiaries determined on a consolidated basis.

1.1.16 “Company Notice” shall have the meaning given in subsection 6.1.3.

1.1.17 “Demand Notice” shall have the meaning given in subsection 6.1.3.

1.1.18 “Equity Securities” shall mean, as applicable, (a) any capital stock, membership interests or other share capital of such Person, (b) any securities of such Person, directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital of such Person or containing any profit participation features with respect to such Person, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (d) any share appreciation rights, phantom share rights or other similar rights relating to such Person, or (e) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

1.1.19 “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

1.1.20 “Exchange Right” shall have the meaning given in subsection 4.1.1.

1.1.21 “Free Writing Prospectus” shall have the meaning given in subsection 7.1.3.

1.1.22 “Follow-On Shelf” shall have the meaning given in subsection 6.1.5(b).

1.1.23 “Form S-1 Shelf” shall have the meaning given in subsection 6.1.1.

1.1.24 “Form S-3 Shelf” shall have the meaning given in subsection 6.1.1.

1.1.25 “Governing Documents” shall mean, with respect to any entity, the charter, memorandum and articles of association, certificate of incorporation or formation, articles of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, declaration of trust, or other similar governing documents of such entity, including any documents designating or certifying the terms of any securities of such entity.

1.1.26 “Governmental Entity” shall mean any U.S. or non-U.S. (a) federal, state, local, municipal, or other government or political subdivision, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, commission, board, bureau, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

1.1.27 “Holders” shall have the meaning given in the Preamble.

1.1.28 “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, option, easement, deed of trust, right-of-way, encroachment, restriction on transfer

(such as a right of first refusal or other similar rights), defect of title or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

1.1.29 “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or any amendment thereto or supplement thereof, or necessary to make the statements in a Registration Statement or Prospectus not misleading.

1.1.30 “Other Holders” shall have the meaning given in subsection 6.2.3.

1.1.31 “Parent Rollover Stock” shall have the meaning given in subsection 4.1.1.

1.1.32 “Permitted Transfer” shall have the meaning given in subsection 3.1.3.

1.1.33 “Permitted Transferee” shall have the meaning given in subsection 3.1.3.

1.1.34 “Person” shall mean an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

1.1.35 “Piggyback Takedown” shall have the meaning given in subsection 6.2.1.

1.1.36 “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

1.1.37 “Prospectus Date” shall mean the date of the final Prospectus filed with the Commission and relating to the Company’s initial public offering.

1.1.38 “Registrable Security” shall mean (a) the Common Stock, and (b) any other equity security of the Company issued or issuable with respect to any such shares of common stock by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (v) such securities may be sold without registration pursuant Rule 144 promulgated under the Securities Act with no volume or other restrictions or limitations.

1.1.39 “Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

1.1.40 “Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock are then listed);

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Holders initiating a Demand Notice to be registered for offer and sale in the applicable Registration not to exceed $25,000 for each Registration.

1.1.41 “Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

1.1.42 “Rights Offering” shall have the meaning given in subsection 4.1.2.

1.1.43 “SEC Restrictions” shall have the meaning given in Section 6.3.

1.1.44 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.1.45 “Shares” shall have the meaning given in the Recitals hereto.

1.1.46 “Share Surrender” shall have the meaning given in subsection 4.1.3.

1.1.47 “Shelf” shall have the meaning given in subsection 6.1.1.

1.1.48 “Stock Purchase Agreement” shall have the meaning given in the Recitals hereto.

1.1.49 “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, greater than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), greater than fifty percent (50%) of the partnership or other similar ownership interests thereof is at the time owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated greater than fifty percent (50%) of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).

1.1.50 “Suspension Period” shall have the meaning given in subsection 6.1.5(c).

1.1.51 “Transfer” shall have the meaning given in subsection 3.1.1(a).

1.1.52 “Transfer Agent” shall mean [    ].

1.1.53 “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

1.1.54 “Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

1.1.55 “Underwritten Shelf Takedown” shall have the meaning given in subsection 6.1.2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company and Buyer Holdco. As a material inducement to the Holders to enter into and perform their respective obligations under this Agreement, the Company and Buyer Holdco, severally and jointly, represent and warrant to the Holders as follows as of the date of this Agreement:

2.1.1 Organization and Good Standing. Each of the Company and Buyer Holdco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.1.2 Authority; Due Execution; Enforceability. Each of the Company and Buyer Holdco has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the obligations hereunder by the Company and Buyer Holdco have been duly authorized by all necessary corporate action on the part of the Company and Buyer Holdco. This Agreement has been duly executed and delivered by each of the Company and Buyer Holdco and constitutes the valid, legal and binding agreement of each of the Company and Buyer Holdco (assuming that this Agreement has been duly and validly authorized, executed and delivered by the Holders), enforceable against each of the Company and Buyer Holdco in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

2.1.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of the Holders set forth in Section 2.2, no material notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution, delivery or performance by each of the Company and Buyer Holdco of this Agreement or the performance by each of the Company and Buyer Holdco of their respective obligations hereunder. The execution, delivery and performance by each of the Company and Buyer Holdco of this Agreement will not (a) conflict with or result in any breach of any provision of the Governing Documents of the Company or Buyer Holdco, as the case may be, (b) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement to which the Company or Buyer Holdco is a party, as the case may be, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity having jurisdiction over the Company or Buyer Holdco, which in the case of any of clauses (b) through (c) above, would be material to the Company and its Subsidiaries, taken as a whole.

2.1.4 Capitalization. Other than those owned by the Company, the Buyer Holdco Shares issued to the Holders on the date of this Agreement comprise all of authorized capital stock of Buyer Holdco that is issued and outstanding as of the date of this Agreement. As of the date of this Agreement, except for the Buyer Holdco Shares and Equity Securities of Buyer Holdco owned by the Company there are no outstanding: (a) Equity Securities of Buyer Holdco, (b) securities of Buyer Holdco having the right to vote on any matters on which the holders of Equity Securities of Buyer Holdco may vote or which are convertible into or exchangeable for, at any time, Equity Securities of Buyer Holdco, (c) options or other rights to acquire from Buyer Holdco, or obligations of Buyer Holdco to issue, purchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Buyer Holdco or (d) proxies, voting agreements or other agreements or arrangements to which Buyer Holdco is a party or is otherwise obligated relating to any Equity Securities of Buyer Holdco.

2.1.5 The Buyer Holdco Shares. The authorization, issuance and delivery of the Buyer Holdco Shares to the Holders have been duly authorized by all requisite action on the part of Buyer Holdco. All of the Buyer Holdco Shares have been duly authorized and validly issued and are fully paid and non-assessable, and were issued free and clear of any preemptive rights, restrictions on transfer (other than restrictions under applicable federal, state and other securities laws and the restrictions set forth in this Agreement), or other Liens.

2.1.6 Limited Operations. Buyer Holdco was formed in the State of Delaware on March 11, 2014. Buyer Holdco has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with the Stock Purchase Agreement, the Ancillary Agreements (as defined in the Stock Purchase Agreement) to which it is a party and all of the transactions contemplated hereby and contemplated by the Stock Purchase Agreement. Immediately prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company has no Subsidiaries (other than Buyer Holdco) and Buyer Holdco has no Subsidiaries.

2.2 Representations and Warranties of Each Holder. As a material inducement to the Company and Buyer Holdco to enter into and perform their respective obligations under this Agreement, each Holder, severally and not jointly, represents and warrants to the Company and Buyer Holdco as follows as of the date of this Agreement:

2.2.1 Organization and Good Standing. Such Holder that is a corporation, a limited liability company or a partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable.

2.2.2 Authority; Due Execution; Enforceability. Such Holder has the requisite power and authority (or, in the case of an individual, capacity) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the obligations hereunder by such Holder have been duly authorized by all necessary action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder and constitutes the valid, legal and binding agreement of such Holder (assuming that this Agreement has been duly and validly authorized, executed and delivered by the Company and Buyer Holdco), enforceable against such Holder in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

2.2.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of the Company and Buyer Holdco set forth in Section 2.1, no material notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution, delivery or performance by such Holder of this Agreement. The execution, delivery and performance by such Holder of this Agreement will not (a) conflict with or result in any breach of any provision of the Governing Documents of such Holder, (b) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement to which such Holder is a party, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity having jurisdiction over such Holder.

2.2.4 Investment Representations.

(a) Such Holder is acquiring the Buyer Holdco Shares for investment purposes only and is not acquiring such Buyer Holdco Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(b) Such Holder understands that the Buyer Holdco Shares have not been registered under the Securities Act or the securities laws of any state and, therefore, cannot be sold unless subsequently registered under the Securities Act and any applicable state securities laws or an exemption from such registration is or becomes available.

(c) In formulating a decision to enter into this Agreement, such Holder has relied solely upon the provisions of this Agreement and the Stock Purchase Agreement and consultations with its legal and financial advisors and other advisors with respect to this Agreement and the Stock Purchase Agreement and the nature of its investment; and that in entering into this Agreement no reliance was placed by it upon any representations or warranties other than those contained in this Agreement and the Stock Purchase Agreement.

(d) Such Holder possesses the financial resources to bear the risk of economic loss with respect to the investment in the Buyer Holdco Shares. Such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the risks and merits of the investment in the Buyer Holdco Shares.

(e) Such Holder is financially able to hold the Buyer Holdco Shares for long-term investment and recognizes that there are substantial risks involved in the acquisition of the Buyer Holdco Shares.

(f) Such Holder confirms that: (i) it has had the opportunity to ask questions of the officers, directors and employees of the Company and Buyer Holdco and to obtain (and that it has received to its satisfaction) such information about the business and financial condition of the Company and Buyer Holdco as it has reasonably requested; and (ii) it, either alone or with a representative (as defined in Rule 501(h) promulgated under the Securities Act), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Buyer Holdco Shares.

(g) Such Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, is experienced in evaluating companies such as the Company and Buyer Holdco, and is able to independently evaluate the transactions contemplated by this Agreement.

ARTICLE III

TRANSFERS

3.1 Transfer Restrictions; Permitted Transfers; Drag-Along Rights.

3.1.1 General.

(a) No Holder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Buyer Holdco Shares, in whole or in part, or any other right or interest therein (each such action, a “Transfer”), in each case except pursuant to a Permitted Transfer (as hereafter defined).

(b) In any Permitted Transfer, each Permitted Transferee (as hereafter defined) shall agree in writing to be bound by all of the provisions of this Agreement, shall execute and deliver to the Company and Buyer Holdco a counterpart to this Agreement, and shall hold all such Buyer Holdco Shares as a “Holder” hereunder as if such Permitted Transferee was an original signatory hereto and shall be deemed to be a party to this Agreement.

(c) Any attempt to transfer any Buyer Holdco Shares which is not in accordance with this Agreement shall be null and void and each of the Company and Buyer Holdco agree that it will not cause, permit or give any effect to any Transfer of any Buyer Holdco Shares to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

3.1.2 Legend. All certificates representing Buyer Holdco Shares held by each Holder shall bear a legend which shall state:

“The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this share certificate and the shares of common stock of JPHI Holdings Inc. represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Investor Rights Agreement, dated as of June 30, 2014, as amended from time to time, by and between Quinpario Acquisition Corp., JPHI Holdings Inc. and the investors party thereto, which agreement is on file at the principal office of Quinpario Acquisition Corp.”

3.1.3 Permitted Transfers. Notwithstanding anything to the contrary contained herein and subject to Section 3.1.1, a Holder may at any time effect any of the following Transfers (each, a “Permitted Transfer”, and each transferee of such Holder in respect of such Transfer, a “Permitted Transferee”):

(a) any Transfer of any or all Buyer Holdco Shares held by a Holder who is a natural Person following such Holder’s death by will or intestacy to such Holder’s legal representative, heir or legatee;

(b) any Transfer of any or all Buyer Holdco Shares held by a Holder who is a natural Person as a gift or gifts during such Holder’s lifetime to such Holder’s spouse, children, grandchildren or a trust or other legal entity for the benefit of such Holder or any one or more of the foregoing;

(c) any Transfer of any or all Buyer Holdco Shares held by a Holder to any Affiliate of such Holder;

(d) any Transfer of any or all Buyer Holdco Shares held by a Holder to any other Holder;

(e) any Transfer of any or all Buyer Holdco Shares by any Holder who is not a natural Person as a distribution-in-kind or other similar Transfer to any of its partners, members or investors pursuant to the terms of the partnership, limited liability company or other applicable agreement governing such distributions or transfers among such parties;

(f) any Transfer of any or all Buyer Holdco Shares held by a Holder to any Person if and to the extent that such Transfer is approved by the Buyer Holdco Board; and

(g) any Transfer of any or all Buyer Holdco Shares held by a Holder to the Company pursuant to the Exchange Right.

3.2 Drag-Along Rights.

3.2.1 If (a) a Company Liquidity Event occurs and (b) any Buyer Holdco Shares are held by any Holder at the time of such occurrence, then each such Holder shall be deemed to have exercised its Exchange Right in accordance with Article IV and the provisions of Article IV shall apply.

3.2.2 If (a) a Buyer Holdco Liquidity Event occurs and (b) any Buyer Holdco Shares are held by any Holder at the time of such occurrence, then each such Holder shall agree to sell, and shall sell, all of such Holder’s Buyer Holdco Shares on the terms and conditions so approved by the Buyer Holdco Board (such transaction, an “Approved Sale”); provided, that Buyer Holdco shall provide each Holder who holds Buyer Holdco Shares at such time with written notice of such Approved Sale fifteen (15) Business Days prior to the proposed closing date for such Approved Sale and each such Holder may exercise its Exchange Right prior to the expiration of such 15-Business Day period. In furtherance of the foregoing, each such Holder shall take all reasonably necessary actions requested by the Holdco Board in connection with the consummation of the Approved Sale; provided, however, that (a) if any Holders of Buyer Holdco Common Stock are given an option as to the form and amount of consideration to be received, each Holder of Buyer Holdco Common Stock shall be given the same option; (b) indemnity obligations (if any) will be on a several basis (and not joint and several) among the equityholders of Buyer Holdco; (c) no such Holder will be obligated to indemnify any person with respect to an amount in excess of the net cash proceeds paid to such Holder in connection with the Approved Sale and no such Holder will be obligated to indemnify any person in connection with the breach of any representations and warranties made by another Holder as provided for in clause (d) of this section 3.2.2; (d) each Holder will only be required to make customary representations and warranties with respect to itself and its ownership of Buyer Holdco Common Stock, including due power and authority, enforceability, non-contravention and ownership of Buyer Holdco Common Stock free and clear of liens; (e) no such Holder will be required to enter into any covenant not to compete or other agreement that restricts such Holder’s ability to otherwise invest in any Person; and (f) if any portion of the consideration received by such Holder is in the form of securities, such Holder will not be required to become a party to any agreement entered into in connection with receipt of such securities that obligates it to sell any such securities unless such agreement contains limitations that are substantially identical to the limitations set forth in this Section 3.2 or are otherwise consistent with limitations placed on all holders of Common Stock so long as no more burdensome than those contained herein. Each Holder shall bear its pro rata share (based upon the amount of consideration received or proposed to be received in the Approved Sale) of the costs of any Approved Sale to the extent such costs are incurred for the benefit of all equityholders of Buyer Holdco and are not otherwise paid by the Company or the acquiring party. Costs incurred by the equityholders of Buyer Holdco on their own behalf will not be considered costs of the Approved Sale.

ARTICLE IV

EXCHANGE RIGHTS

4.1 Exchange Rights.

4.1.1 At the option of each Holder at any time and from time to time after the date of this Agreement, such Holder shall have the right to exchange (the “Exchange Right”) all or a portion of such Holder’s Buyer Holdco Shares into the same number of shares of Common Stock (the “Parent Rollover Stock”), with such number adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences. A Holder shall have the right to condition the effectiveness of any such exchange upon the occurrence of one or more events, including, without limitation, the effectiveness of any Registration Statement and the consummation of the sale of Registrable Securities thereunder (for purpose of this Agreement, Registrable Securities issuable upon effectiveness of such exchange shall be deemed to be outstanding for purposes of establishing the rights of the Holder thereof hereunder).

4.1.2 Rights Offering. Whenever an offer is made to a holder of Common Stock, entitling such holder to purchase additional shares of Common Stock directly from the Company (a “Rights Offering”), a Rights Offering must also be made, on the same terms, to Holders of Buyer Holdco Shares.

4.1.3 Surrender of Buyer Holdco Shares. Subject to the provisions of this Agreement, each Buyer Holdco Share, when accompanied by a subscription form, duly executed by a Holder, may be exchanged by the Holder for the same number of shares of Parent Rollover Stock, by surrendering it, at the office of the Transfer Agent, or at the office of its successor as Transfer Agent, in the Borough of Manhattan, City and State of New York (a “Share Surrender”).

4.1.4 Issuance of Exchange Shares. As soon as practicable after a Share Surrender, the Company shall issue to the Holder of such Buyer Holdco Shares a certificate or certificates for the number of full shares of Parent Rollover Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it.

4.1.5 Valid Issuance. All Parent Rollover Stock issued upon a proper Share Surrender in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

4.1.6 Date of Issuance. Each person in whose name any certificate for Parent Rollover Stock is issued shall for all purposes be deemed to have become the holder of record of such Parent Rollover Stock on the date on which the Share Surrender occurred, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

4.2 Adjustments.

4.2.1 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (each case a “Business Combination”), the Holders of Buyer Holdco Shares shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holders of Buyer Holdco Shares would have received if such Holder had exercised a Stock Surrender immediately prior to such event (the “Alternative Issuance”); provided, however, that (a) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Holder of Buyer Holdco Shares shall be entitled to receive shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (b) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s certificate of incorporation or as a result of the repurchase of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the Holder of Buyer Holdco Shares shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such Holder would actually have been entitled as a stockholder if such Holder of Buyer Holdco Shares had exercised a Stock Surrender prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. If any reclassification or reorganization also results in a change in the Parent Rollover Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 and this subsection 4.2.1. The provisions of this subsection 4.2.1 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. The Company shall give each Holder of Buyer Holdco Shares not less than five (5) Business Days’ prior written notice of the occurrence of (or if earlier the record date for the establishment of rights relating to) each Business Combination.

4.2.2 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of a Stock Surrender. If, by reason of any adjustment made pursuant to Section 4.1 or this Section 4.2, the Holder of Buyer Holdco Shares would be entitled, upon the exercise of a Stock Surrender, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number, the number of the shares of Common Stock to be issued to such Holder.

4.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Buyer Holdco Shares exchangable pursuant to this Agreement.

ARTICLE V

CONSENT RIGHTS

5.1 Consent Rights. For so long as any Buyer Holdco Shares are held by any of the Holders:

(a) the prior written consent of the Holders of a majority of the Buyer Holdco Shares will be required for any amendment or modification to the Governing Documents of Buyer Holdco that would be material and adverse to the interests of any of the Holders; and

(b) Buyer Holdco shall maintain its existence as a corporation.

ARTICLE VI

REGISTRATION RIGHTS

6.1 Shelf Registrations.

6.1.1 Filing. The Company shall file, within 10 business days of Closing, a Registration Statement for a Shelf Registration on Form S-1 covering the resale of the Registrable Securities on a delayed or continuous basis (the “Form S-1 Shelf”) and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as reasonably possible; provided, that if the Company has acted in good faith and taken all action for the Registration Statement to be filed and become effective, but the Registration Statement cannot be filed or declared effective because its auditors have not timely provided a consent, the Company shall not be in default of this Agreement. The Company shall maintain the Shelf (as hereafter defined) in accordance with the terms hereof. The Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Follow-On Shelf, as hereafter defined) to a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”, and together with the Form S-1 Shelf (and any Follow-On Shelf), the “Shelf”) as soon as reasonably practicable after the Company is eligible to use Form S-3.

6.1.2 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that in the case of each such Underwritten Shelf Takedown such Holder or Holders will be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $15 million.

6.1.3 Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) days after receipt of any Demand Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities and Holders of Buyer Holdco Shares (the “Company Notice”) and, subject to the provisions of 6.1.4 below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Company Notice.

6.1.4 Priority on Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown. If the Underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (a) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown, which in the opinion of such Underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (b) second, other securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

6.1.5 Restrictions on Underwritten Shelf Takedowns and Use of Registration Statement.

(a) The Company shall not be obligated to effect more than one Underwritten Shelf Takedown during the first six (6) months after Closing;

(b) Following conversion to a Form S-3 Shelf, the Company shall not be obligated to effect more than two Underwritten Shelf Takedowns during any period of four (4) consecutive months (a “Follow-On Shelf”);

(c) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided that (a) there are no more than four (4) Suspension Periods in any 12-month period, (b) the duration of all Suspension Periods may not exceed 120 days in the aggregate in any 12-month period, and (c) the Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable unless such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company.

6.1.6 Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

6.2 Piggyback Takedowns.

6.2.1 Right to Piggyback. Whenever the Company proposes to register any of its securities, or proposes to offer any issuance of new Common Stock pursuant to a registration statement in an underwritten offering of new Common Stock under the Securities Act (a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities and Holders of Buyer Holdco Shares of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of subsections 6.2.2 and 6.2.3 below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.

6.2.2 Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the Underwriters for a Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (a) first, the securities the Company proposes to sell, (b) second, the securities of holders of registration rights pursuant to that certain registration rights agreement dated as of August 8, 2013, by and among each of the Company, Quinpario Partners I, LLC, a Delaware limited liability company and the other parties listed under “Holders” on the signature page thereto, (c) third, the Registrable Securities requested to be included in such Piggyback Takedown (pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder), and (d) fourth, other securities requested to be included in such Piggyback Takedown.

6.2.3 Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (a) first, the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of any such securities and Registrable Securities on the basis of the number of securities and Registrable Securities so requested to be included therein by each such holder, and (b) second, other securities requested to be included in such registration.

6.2.4 Selection of Underwriters. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

6.3 Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” No such written submission shall be made to the Commission to which the Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 6.3, the Commission refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed on the Investors pursuant to this Section 6.3 shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree. In such event the Company agrees to take commercially reasonable actions to provide for sales of the Registrable Securities in sales registered under Section 5 of the Securities Act consistent with the Commission’s rules and regulations.

6.4 Securities exchangeable or convertible into Common Stock that would be Registrable Securities shall be treated as converted or exchanged for purposes of this Agreement.

ARTICLE VII

REGISTRATION RIGHTS -

COMPANY PROCEDURES

7.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

7.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

7.1.2 notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

7.1.3 furnish to each seller of Registrable Securities, and any Underwriter of Registrable Securities, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act (a “Free Writing Prospectus”))), all exhibits and other documents filed therewith and such other documents as such seller or such Underwriters, if any, may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon reasonable request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

7.1.4 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters, if any, and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

7.1.5 prior to any public offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

7.1.6 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

7.1.7 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

7.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

7.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

7.1.10 notify each seller of such Registrable Securities, Holder’s legal counsel and such Underwriter of Registrable Securities, if any, (a) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (i)

upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the reasonable request of any such seller and subject to subsection 6.1.5 hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Holder’s legal counsel and Underwriter, and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (ii) as soon as the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (iii) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (b) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any prospectus supplement or any post effective amendment thereto has become effective;

7.1.11 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

7.1.12 obtain one or more “cold comfort” letters in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders;

7.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions;

7.1.14 enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as a majority in interest of the participating Holders included in such Shelf Takedown or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, subject to subsection 4.1.1 hereof, effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the Underwriters, if any; provided, that the Company shall have no obligation to participate in “road shows” in connection with any Underwritten Shelf Takedown in which the total offering price of the Registrable Securities to be sold therein is less than $50,000,000; provided, further, that the Company shall have no obligation to participate in more than two “road shows” in any twelve-month period;

7.1.15 for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registrable Securities, Holder’s legal counsel, any Underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any representative of such Holder or Underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, Underwriter, attorney, or representative in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

7.1.16 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

7.1.17 in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any new common stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (a) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (b) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

7.1.18 with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority in interest of the participating Holders that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of such Holders’ legal counsel; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 9.7;

7.1.19 provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

7.1.20 promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the Underwriters of the securities being sold, if any, (a) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post effective amendment has been filed, and, with respect to any such Registration Statement or any post effective amendment, when the same has become effective and (b) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

7.1.21 cooperate with each Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities, if any, and such Underwriters’ counsel in connection with any filings required to be made with FINRA;

7.1.22 within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

7.1.23 if requested by any participating Holder of Registrable Securities or an Underwriter, promptly include in a prospectus supplement or amendment such information as the Holder or Underwriter may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

7.1.24 in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or Underwriters, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and

7.1.25 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

7.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’

commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

7.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

7.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 7.4.

7.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE VIII

REGISTRATION RIGHTS -

INDEMNIFICATION AND CONTRIBUTION

8.1 Indemnification.

8.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

8.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several (and not joint and several) among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

8.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

8.1.5 If the indemnification provided under Section 8.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 8.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 8.1.1, 8.1.2 and 8.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 8.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 8.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 8.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX

9.1.1 If requested by the managing underwriter(s) in an Underwritten Offering, each Holder of Registrable Securities (or Holder beneficially owning Registrable Securities via ownership of exchangeable or convertible securities or otherwise) agrees not to effect any sale, transfer, or other actual or pecuniary transfer (including heading and similar arrangements) of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities (other than the exchange of Buyer Holdco Shares into Common Stock), during the period beginning seven days prior to, and ending 90 days (subject to a 17 day extension if requested by the managing underwriter) after (or for such shorter period as to which the managing underwriter(s) may agree), the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement other than Registrable Securities sold pursuant to such underwritten offering, provided that if any other Holder is granted a complete or partial waiver of such restriction then each other Holder shall be granted an equivalent waiver.

9.1.2 The Company agrees not to effect any public sale or distribution of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination. Each Holder agrees to enter into any agreements reasonably requested by any managing underwriter reflecting the terms of this Section 9.

ARTICLE X

10.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company (Prior to Closing) at:

12935 North Forty Drive

Suite 201

Saint Louis, Missouri 63141 U.S.A.

Facsimile: (775) 206-7966

with a copy to (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attention:	Robert H. Friedman, Esq.
Jason Saltsberg, Esq.
Facsimile:	(212) 451-2222

E-mail:	rfriedman@olshanlaw.com
jsaltsberg@olshanlaw.com

the Company (Following Closing) at:

411 East Wisconsin Avenue, Suite 2120

Milwaukee, WI 53202

Attention:	General Counsel
Facsimile:	(414) 277-9445
E-mail: wschultz@jasoninc.com

with a copy to (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Christian O. Nagler, Esq.
Christopher Torrente, Esq.
Facsimile:	(212) 446-4900

E-mail:	cnagler@Kirkland.com
ctorrente@kirkland.com

and to the Holders, at such Holder’s address as found in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 9.1.

10.2 Assignment; No Third Party Beneficiaries.

10.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

10.2.2 Except as set forth in Section 3.1 hereof, this Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may not be assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder.

10.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.

10.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 3.1 hereof.

10.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 9.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 10.2 shall be null and void.

10.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

10.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

10.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, as it relates to Articles VI, VII, and VIII, and upon the written consent of the Company and the Holders of at least a majority in interest of the Buyer Holdco Stock at the time in question, as it relates to Articles II, III, IV, and V, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder (or more than one Holder in a like manner), solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder(s) so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

10.6 The Company shall cooperate with the Holders in any sale and or transfer of Registrable Securities including by means not involving a registration statement.

10.7 FWP Consent. No Holder shall use a Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

10.8 Termination. This Agreement shall terminate and the registration rights granted hereunder shall expire on the date that is five (5) years after the Prospectus Date; provided, that such termination and expiration shall not affect registration rights exercised prior to such date. Notwithstanding the foregoing, the representations and warranties provided herein shall survive until the expiration of the statute of limitations applicable to such representation and warranty.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
QUINPARIO ACQUISITION CORP. a Delaware corporation

By:	/s/ D. John Srivisal
	Name:	D. John Srivisal
	Title:	Vice President and Chief Financial Officer

BUYER HOLDCO:
JPHI HOLDINGS INC. a Delaware corporation

By:	/s/ D. John Srivisal
	Name:	D. John Srivisal
	Title:	President and Treasurer

[Signature Page to Investor Rights Agreement]

HOLDER:

SAW MILL CAPITAL PARTNERS LP

By: Saw Mill Capital Associates, LP
Its: General Partner

By: Saw Mill Capital Associates GP LLC
Its: General Partner

By:	/s/ Howard D. Unger
Name:	Howard D. Unger
Title:	Managing Director

[Signature Page to Investor Rights Agreement]

HOLDER: SAW MILL CAPITAL INVESTORS LP

By: Saw Mill Capital Associates, LP Its: General Partner By: Saw Mill Capital Associates GP LLC Its: General Partner

By:	/s/ Howard D. Unger
Name:	Howard D. Unger
Title:	Managing Director

[Signature Page to Investor Rights Agreement]

HOLDER:

FALCON STRATEGIC PARTNERS III, L.P.

By: Falcon Strategic Investments III, LP
Its: General Partner”

By: Falcon Strategic Investments GP III, LLC
Its: General Partner

By:	/s/ John Schnabel
Name:	John Schnabel
Title:	Director

[Signature Page to Investor Rights Agreement]

HOLDER:

HAMILTON LANE CO-INVESTMENT FUND II HOLDINGS, LP

By: Hamilton Lane Co-Investment GP II LLC
Its: General Partner

By:	/s/ Robert W. Cleveland
Name:	Robert W. Cleveland
Title:	Vice President

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ David Westgate
David Westgate

[Signature Page to Investor Rights Agreement]

HOLDER:

Vincent L. Martin and Janet Dowler Martin Revocable Trust 1993 u/a/d

By:	/s/ Vincent L. Martin
Name:	Vincent L. Martin
Title:	Trustee

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ Stephen Cripe
Stephen Cripe

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ John Hengel
John Hengel

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ Steven Carollo
Steven Carollo

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ David Cataldi
David Cataldi

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ William Schultz
William Schultz

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ Florestan von Boxberg
Florestan von Boxberg

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ Keith Jochims
Keith Jochims

[Signature Page to Investor Rights Agreement]

HOLDER:

/s/ Srivas Prasad
Srivas Prasad

[Signature Page to Investor Rights Agreement]